Exhibit 10.4

EXECUTION VERSION

SECOND AMENDED AND RESTATED
INTERCREDITOR COLLATERAL AGREEMENT

dated as of October 26, 2001

and amended and restated as of August 24, 2006

Among

CONTAINER LEASING INTERNATIONAL, LLC (D/B/A CARLISLE LEASING
INTERNATIONAL, LLC),

acting in its capacity as a Managed Equipment Owner and manager of certain Containers
(the “Manager” or “CLI”), and

CLI FUNDING LLC,

acting in its capacity as a Managed Equipment Owner, and

U.S. BANK NATIONAL ASSOCIATION,

acting in its capacity as trustee for the Noteholders of CLI Funding LLC (the “Trustee”),
and

U.S. BANK NATIONAL ASSOCIATION,

acting in its capacity as the collateral agent on behalf of the parties named herein (the
“Collateral Agent”), and

DEUTSCHE BANK TRUST COMPANY AMERICAS,

acting in its capacity as administrative agent on behalf of several financial institutions
(the “Revolver Agent”), and

VARIOUS OTHER PERSONS
FROM TIME TO TIME PARTIES HERETO

SECOND AMENDED AND RESTATED
INTERCREDITOR COLLATERAL AGREEMENT

THIS SECOND AMENDED AND RESTATED INTERCREDITOR COLLATERAL AGREEMENT (as amended, modified or supplemented from time to time, this “Agreement”), dated as of October 26, 2001, as amended and restated as of August 24, 2006, by and among CONTAINER LEASING INTERNATIONAL, LLC (D/B/A CARLISLE LEASING INTERNATIONAL, LLC), a limited liability company organized and existing under the laws of the State of New York (acting in its capacity as a Managed Equipment Owner and manager of certain Containers, together with its successors and permitted assigns, the “Manager” or “CLI”), CLI FUNDING LLC, a limited liability company organized under the laws of the State of Delaware (acting in its capacity as a Managed Equipment Owner, “CLI Funding”), U.S. BANK NATIONAL ASSOCIATION, a national banking association (acting in its capacity as indenture trustee for the secured parties under the CLI Funding Indenture (defined below), the “CLI Funding Trustee” or the “Trustee”), DEUTSCHE BANK TRUST COMPANY AMERICAS, a banking corporation organized under the laws of the State of New York (acting in its capacity as administrative agent on behalf of several financial institutions pursuant to the Revolving Credit Agreement, the “Revolver Agent”), U.S. BANK NATIONAL ASSOCIATION, a national banking association, as collateral agent for the “Secured Parties” (together with its successors and assigns, the “Collateral Agent”), and various other Managed Equipment Owners and Managed Equipment Lenders that may from time to time become parties hereto in accordance with the provisions of Section 11(b) hereof.

WITNESSETH:

WHEREAS, CLI Funding and the CLI Funding Trustee have entered into a Second Amended and Restated Indenture, dated as of August 24, 2006  (as amended, modified or supplemented from time to time, the “CLI Funding Indenture” or the “Indenture”), pursuant to which CLI Funding granted to the CLI Funding Trustee, on behalf of the various noteholders and other Persons set forth therein, a security interest in, inter alia, (i) various Containers (the “CLI Funding Containers”), (ii) the lease agreements to which the CLI Funding Containers may become subject to from time to time to the extent (but only to the extent) that such lease agreements relate to the CLI Funding Containers (the “CLI Funding Lease Rights”) and (iii) all rental and other payments relating to the CLI Funding Lease Rights (the “CLI Funding Lease Payments” and, collectively with the CLI Funding Containers and the CLI Funding Lease Rights, the “CLI Funding Collateral”) to secure payment of all outstanding Obligations owing by CLI Funding under the CLI Funding Indenture and the Related Documents (as defined in the CLI Funding Indenture) (the “CLI Funding Obligations”);

WHEREAS, CLI, the Revolver Agent and various financial institutions are simultaneously entering into a revolving credit agreement, dated as of August 24, 2006

(as amended, amended and restated, modified or supplemented from time to time, the “Revolving Credit Agreement”), and CLI and the Revolver Agent have entered into a security agreement, dated as of August 24, 2006 (as amended, modified or supplemented from time to time, the “Revolving Credit Security Agreement”), pursuant to which CLI granted to the Revolver Agent, on behalf of the various lenders, a security interest in, inter alia, (i) various Containers (the “CLI Containers”), (ii) the lease agreements to which the CLI Containers may become subject to from time to time to the extent (but only to the extent) that such lease agreements relate to the CLI Containers (the “CLI Lease Rights”) and (iii) all rental and other payments relating to the CLI Lease Rights (the “CLI Lease Payments” and, collectively with the CLI Containers and the CLI Lease Rights, the “CLI Collateral”) to secure payment of all outstanding Obligations owing by CLI under the Revolving Credit Agreement (the “CLI Obligations”);

WHEREAS, to the extent permitted under the Managed Equipment Loan Agreements (as defined in Appendix A hereto), CLI may in the future enter into master security agreements, operating master lease agreements, equipment lease agreements, servicing agreements and lease agreements with such lenders or owners party thereto (collectively, the “Other Lenders”), pursuant to which CLI may grant to the Other Lenders a security interest in, inter alia, (i) various Containers (the “Other Lenders’ Containers”), (ii) the lease agreements to which the Other Lenders’ Containers may become subject to from time to time to the extent (but only to the extent) that such lease agreements relate to the Other Lenders’ Containers (the “Other Lenders’ Lease Rights”) and (iii) all rental and other payments relating to the Other Lenders’ Lease Rights (the “Other Lenders’ Lease Payments” and, collectively with the Other Lenders’ Containers and the Other Lenders’ Lease Rights, the “Other Lenders’ Collateral”) to secure payment of all outstanding Obligations owing by such Other Lenders’ under their related Managed Equipment Loan Agreements and related Security Agreements (if any) (the “Other Lenders’ Obligations”);

WHEREAS, the Manager will initially manage and administer all of the CLI Funding Containers, the CLI Containers, the Other Lenders’ Containers and any other Containers which may from time to time be included in the Manager Fleet (the “Other Containers”);

WHEREAS, in accordance with customary accounting and cash application procedures and the terms of this Agreement, the Manager will collect the Aggregate Lease Payments (as defined in Appendix A hereto) in the Manager Collection Accounts (as defined in Appendix A hereto), held in the name of and controlled by the Collateral Agent for the benefit of the Secured Parties, until distribution to each of the Managed Equipment Owners or Managed Equipment Lenders (each as defined in Appendix A hereto), as applicable; and

WHEREAS, the parties hereto desire to set forth their relative rights in and to the CLI Funding Collateral, the CLI Collateral, the Other Lenders’ Collateral and the Other Containers, including with respect to the CLI Funding Lease Payments, the CLI Lease Payments and the Other Lenders’ Lease Payments held in the Manager Collection

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Accounts until distribution to each of the Managed Equipment Owners or Managed Equipment Lenders, as applicable;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.                                      DEFINITIONS:

1.1.                            Generally.  As used herein, all capitalized terms shall have the meanings ascribed to them in the preamble or recitals or in the Glossary attached hereto as Appendix A (such meanings to be equally applicable to both the singular and plural forms of the terms defined), unless the context otherwise requires.

1.2.                            Articles, Sections, Subsections, and Paragraphs.  All references to Articles, Sections, subsections or paragraphs shall be to Articles, Sections, subsections and paragraphs, respectively, of this Agreement, except as otherwise specifically provided.  The words “hereof”, “herein”, “hereto” and “hereunder” and words of similar purport when used in this Agreement or in the Glossary shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  The term “Agreement” or “Intercreditor Collateral Agreement” shall include each of the Attachments, Schedules, and Exhibits attached thereto.

2.                                      Disclaimer of Revolver Agent in CLI Funding Collateral.

(a)                                  The Revolver Agent hereby acknowledges and agrees for the benefit of the Trustee (acting in its capacity as an indenture trustee under the Indenture) and its successors and assigns that any and all security interests, liens, rights and interests of the Revolver Agent, whether now or hereafter arising and howsoever existing, in or on any or all of the CLI Funding Collateral (the “CLI Revolver Excluded Collateral”) shall be and hereby are released and terminated (to the extent the CLI Revolver Excluded Collateral does not include any CLI Collateral).  The Revolver Agent shall have no right to take any action with respect to such CLI Revolver Excluded Collateral, whether by judicial or non-judicial foreclosure, the seeking of the appointment of a receiver for any portion of such assets or otherwise, or to take possession of any of such assets.  In the event any payment or distribution to the Revolver Agent is made from any of the CLI Revolver Excluded Collateral, or any proceeds thereof, upon or with respect to any of the indebtedness owing to the Revolver Agent prior to the payment of all of the outstanding Obligations owing by CLI Funding pursuant to the terms of the Related Documents (as such term is defined in the Indenture) in full in cash and the termination of all directly related financing arrangements, the Revolver Agent shall receive and hold the same in trust for the benefit of the Trustee (acting in its capacity as indenture trustee under the Indenture) and shall forthwith deliver the same to the Trustee in precisely the form received (except for the endorsement or assignment of the Revolver Agent where necessary) for application against the

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CLI Funding Obligations then outstanding, whether due or not due, and, until so delivered, the same shall be held in trust by the Revolver Agent as the property of the Trustee (acting in its capacity as indenture trustee under the Indenture).

(b)           To the extent that any additional Managed Equipment Owner(s) and/or Managed Equipment Lender(s) become a party hereto in accordance with the provisions of Section 11(b) hereof, then the Revolver Agent will be deemed to have disclaimed any interest in the Containers owned by such additional Managed Equipment Owner(s) and/or pledged to such additional Managed Equipment Lender(s) (to the extent such Containers do not constitute CLI Collateral).  To the extent that any payment or distribution is made to the Revolver Agent from the Containers owned by any such additional Managed Equipment Owner(s) and/or pledged to such additional Managed Equipment Lender(s), the Revolver Agent shall receive and hold the same in trust for the benefit of such Managed Equipment Owner(s) and related Managed Equipment Lender(s) and shall forthwith deliver the same to the appropriate Managed Equipment Owner(s) (or as a court of competent jurisdiction may otherwise direct).

3.                                      Disclaimer of CLI Funding Trustee in CLI Collateral.

(a)                                  The CLI Funding Trustee hereby acknowledges and agrees for the benefit of the Revolver Agent and its successors and assigns that any and all security interests, liens, rights and interests of the CLI Funding Trustee, whether now or hereafter arising and howsoever existing, in or on any or all of the CLI Collateral (“CLIF Excluded Collateral”) shall be and hereby are released and terminated (to the extent the CLIF Excluded Collateral does not include any CLI Funding Collateral).  The CLI Funding Trustee shall have no right to take any action with respect to such CLIF Excluded Collateral, whether by judicial or non-judicial foreclosure, the seeking of the appointment of a receiver for any portion of such assets or otherwise, or to take possession of any of such assets.  In the event any payment or distribution to the CLI Funding Trustee is made from any of such CLIF Excluded Collateral, or any proceeds thereof, upon or with respect to any of the indebtedness owing to the CLI Funding Trustee prior to the payment of all of the obligations owing by CLI to the Revolver Agent or any Lender (as such term is defined in the Revolving Credit Agreement) pursuant to the terms of the Revolving Credit Agreement, in full in cash and the termination of all directly related financing arrangements, the CLI Funding Trustee, upon receipt of notice thereof, shall receive and hold the same in trust, as trustee, for the benefit of such party and shall forthwith deliver the same to such party in precisely the form received (except for the endorsement or assignment of the CLI Funding Trustee where necessary) for application against the CLI Obligations, whether due or not due, and, until so delivered, the same shall be held in trust by the CLI Funding Trustee as the property of the Revolver Agent.

(b)                                 To the extent that any additional Managed Equipment Owner(s) and/or Managed Equipment Lender(s) become a party hereto in accordance with

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the provisions of Section 11(b) hereof, then the CLI Funding Trustee will be deemed to have disclaimed any interest in the Containers owned by such additional Managed Equipment Owner(s) and/or pledged to such additional Managed Equipment Lender(s) (to the extent such Containers do not constitute CLI Funding Collateral).  To the extent that any payment or distribution is made to the CLI Funding Trustee from the Containers owned by any such additional Managed Equipment Owner(s) and/or pledged to such additional Managed Equipment Lender(s), the CLI Funding Trustee shall receive and hold the same in trust for the benefit of such Managed Equipment Owner(s) and related Managed Equipment Lender(s) and shall forthwith deliver the same to the appropriate Managed Equipment Owner(s) (or as a court of competent jurisdiction may otherwise direct).

4.                                      [Reserved].

5.                                      [Reserved].

6.                                      Manager Collection Accounts and Collateral Accounts.

6.1.                            Manager Collection Accounts; Grant of Security Interest Therein; and Assignment and Pledge.

(a)                                  The Manager maintains, and hereby agrees to continue to maintain, separate bank accounts in the name of “U.S. Bank National Association, as collateral agent on behalf of various secured parties” at the financial institutions and bearing the account numbers listed in Exhibit A hereto and at such other financial institutions in the future as are approved in writing by each of the parties hereto (collectively, the “Manager Collection Accounts”).  Until otherwise instructed in writing by the Collateral Agent, acting under the direction of the Trustee (acting in its respective capacity under the Indenture) solely in respect of the CLI Funding Collateral or the Revolver Agent, solely in respect of the CLI Collateral, the Manager will continue to instruct all lessees of the Containers included in the Manager Fleet to remit all rental and other payments arising under the Leases to one of the Manager Collection Accounts.  No funds on deposit in any of the Manager Collection Accounts will be withdrawn therefrom except for (i) deposits to Collateral Accounts made in accordance with the provisions of Section 6.2(b) hereof, (ii) transfer of funds to other Manager Collection Accounts, or (iii) solely to the extent permitted under the applicable Managed Equipment Loan Agreement, payments to vendors or reimbursement to the Manager for Operating Expenses allocable to each Managed Equipment Owner in accordance with the provisions of Section 6.2(a) hereof or any management fees payable to the Manager in accordance with the related Managed Equipment Loan Agreement or payments to Managed Equipment Lenders and to the Operating Account after satisfaction of Obligations of the Manager and after payment of amounts allocable to the Managed Equipment Lenders.  Without limiting the foregoing, CLI, the Managed Equipment Owners, the Managed Equipment Lenders, the Revolver

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Agent, Bank of America N.A., as depositary, the Trustee and the Collateral Agent have entered into a Blocked Account Control Agreement with respect to each of the Manager Collection Accounts substantially in the form of Exhibit D hereto (the “Manager Collection Account Control Agreement”).

(b)                                 The Manager shall, from time to time, promptly after receipt thereof but in no event later than three (3) Business Days after receipt, deposit the Gross Revenue of all Containers in the Manager Fleet received by it (notwithstanding the instructions provided above, provided it will promptly re-instruct any such payor to remit payments directly to the Manager Collection Accounts), in kind, into one of the Manager Collection Accounts.  Upon receiving notice of any Lien upon any Manager Collection Account other than as expressly provided herein, the Manager will, as soon as reasonably practicable, cease depositing or causing to be deposited funds into such account, and will thereafter deposit or cause to be deposited such funds into any other then existing Manager Collection Account, or such other account as is approved in writing by each of the parties hereto, until such time as such Lien is released or removed on terms reasonably satisfactory to each of the parties hereto.

(c)                                  Each Managed Equipment Owner hereby agrees that the funds in the Manager Collection Accounts representing Gross Revenue allocable to its Containers secures, and shall continue to secure among other obligations, such Managed Equipment Owner’s obligation to pay the Operating Expenses allocable to its Containers.  In this respect, the phrase “Gross Revenue allocable to its Containers” means those items of Gross Revenue received by the Manager that have been specifically identified by the Manager as related to such Containers, in accordance with its customary accounting and cash application procedures.  In addition, the phrase “Operating Expenses allocable to its Containers” means those elements of Operating Expenses that have been specifically identified or allocated by the Manager to such Containers in accordance with Exhibit B hereto and, to the extent not inconsistent with Exhibit B, in accordance with its customary accounting and cash application procedures.  Any allocation of Operating Expenses shall not affect and shall at all times be limited by any agreement made by the Manager to pay such Operating Expenses in return for payments of a certain management fee thereunder (an “All-In Management Fee”).

(d)                                 Each Managed Equipment Owner hereby grants a security interest in and to and Lien on, and hereby assigns and pledges, all of such Managed Equipment Owner’s Gross Revenues (whether now existing or hereafter created) on deposit in any of the Manager Collection Accounts and the proceeds thereof to the Managed Equipment Lender(s) which is the lender to such Managed Equipment Owner pursuant to a Managed Equipment Loan Agreement, if any, as security for such Managed Equipment Owner’s Obligations to such Managed Equipment Lender(s) and, in furtherance of the foregoing, hereby grants a security interest in and to and Lien on, and hereby assigns and pledges, its interest

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in the Manager Collection Accounts to the Collateral Agent for the benefit of the Secured Parties.  In addition, the Manager hereby grants a security interest in and to and Lien on, and hereby assigns and pledges, all of the Manager’s rights to and interest, if any, as manager, in such Managed Equipment Owner’s Net Operating Income (whether now existing or hereafter created) on deposit in any of the Manager Collection Accounts and the proceeds thereof to any of the Managed Equipment Lender(s) lending to such Managed Equipment Owner pursuant to a Managed Equipment Loan Agreement, as further security for such Managed Equipment Owner’s Obligations to such Managed Equipment Lender(s).  The provisions of this Section 6.1(d) are supplemental to, and do not derogate from or otherwise restrict, the provisions of the relevant Security Agreements.

(e)                                  The Manager will cause to be perfected, in accordance with the law of any applicable jurisdiction to the extent perfection can be maintained in accordance with such applicable law, the above-described respective security interests of each Managed Equipment Lender in the assets from time to time deposited in or credited to the Manager Collection Accounts and, in furtherance of the foregoing, the Manager and each Managed Equipment Owner shall execute and deliver to each Managed Equipment Lender, such financing statements and other documents and take such steps which, in any such party’s reasonable opinion and as reasonably requested by such Managed Equipment Lender, as required to reflect the assignment and pledge to such party of and to establish, perfect and maintain the priority of the security interests and Liens described in this Section 6.1.  The Manager and each Managed Equipment Owner agrees that if it takes any action pursuant to the immediately foregoing sentence with respect to any party hereto, it shall take such action with respect to all the other parties hereto.

(f)                                    Neither the Trustee nor the Manager shall voluntarily change any Manager Collection Account, either to a different deposit account at Bank of America N.A. or to an account at another bank (which new Manager Collection Account shall be acceptable to the Required Managed Equipment Lenders and, in any event, shall be maintained at a bank in the United States of America, unless all of the Managed Equipment Lenders agree to a different location), unless it shall have given not less than sixty (60) days prior notice to each of the CLI Funding Indenture Trustee, the Collateral Agent, the Revolver Agent and the Other Lenders and, during such 60-day period, caused all actions required under Section 6.1(e) of this Agreement to have been taken to establish, perfect and maintain as to such successor Manager Collection Account the security interests and Liens granted in Section 6.1(d) of this Agreement, including without limitation, the execution and delivery of a new Manager Collection Account Control Agreement substantially in the form of Exhibit D hereto.

(g)                                 If for any reason any Manager Collection Account Control Agreement is terminated by Bank of America N.A. (or any successor control agreement or agreement in the nature thereof is terminated by any successor

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depository bank then maintaining any Manager Collection Account), or if for any reason Bank of America N.A. or any successor depository bank declines to continue to maintain any Manager Collection Account, then the Manager and the Collateral Agent shall, as soon as practicable, but in any event within whatever period of notice that the Manager receives from Bank of America N.A. or any successor depository bank prior to the termination of the applicable control agreement or the closing of such Manager Collection Account, (i) establish a successor Manager Collection Account (at a bank in the United States of America, unless all of the Managed Equipment Lenders agree to a different location), and (ii) cause all actions to be taken as required under Section 6.1(e) of this Agreement to establish, perfect and maintain as to such successor Manager Collection Account the security interests and Liens granted in Section 6.1(d) of this Agreement, including without limitation, the execution and delivery of a new Manager Collection Account Control Agreement substantially in the form of Exhibit D hereto.

(h)                                 With reference to the security interests, liens, assignments and pledges granted or created by the Managed Equipment Owners pursuant to Section 6.1(d) of this Agreement, each Managed Equipment Lender hereby acknowledges and agrees that such security interests are limited to the Gross Revenues allocable to the Containers constituting its Collateral on deposit in the Manager Collection Accounts.  Each of the Managed Equipment Lenders hereby further acknowledges and agrees that such security interests are in each case subject to the right of the Manager (subject to and in accordance with the terms and conditions of the applicable Managed Equipment Loan Agreement) to apply funds from time to time on deposit in the Manager Collection Accounts to pay itself the Management Fee which is due and owing thereunder or to reimburse itself for the Operating Expense that have been specifically identified or allocated by the Manager to the related Managed Equipment Owner’s Containers in accordance with the provisions of Exhibit B hereto, as the case may be.  In the event any Managed Equipment Lender receives any payment from or otherwise realizes on the Manager Collection Accounts in excess of the Gross Revenues allocable to the Containers constituting its Collateral, the Manager agrees to direct such recipient to hold such amount in trust for the party entitled to such amount and to remit such amount to such party as promptly as practicable.  This paragraph shall apply irrespective of the time or order of attachment or perfection of the security interests referred to in this paragraph, the time or order of filing of financing statements, or the acquisition of, or the time of giving or failure to give notice of the acquisition or expected acquisition of any such security interests, in each case whether such event has occurred prior to or will occur on or after the Effective Date and in each case irrespective of the breadth of description of collateral in any security agreement, financing statement or similar document.

(i)                                     CLI (as a Managed Equipment Owner and in its capacity as a manager of Containers owned by the Managed Equipment Owners) agrees that it shall not transfer ownership to, in whole or part, or create, incur, assume or suffer

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to exist any Lien in favor of any party upon (x) the Manager Collection Account or any funds therein or proceeds thereof other than in favor of the Collateral Agent hereunder or (y) any Collateral Account or any funds therein or proceeds thereof other than in favor of the Managed Equipment Lender related thereto.  Upon receiving notice of any other Lien upon the Manager Collection Account or any Collateral Account, the Manager shall, as soon as possible following notice to such effect from any Managed Equipment Lender, cease depositing or causing to be deposited funds into such account, and will thereafter deposit or cause to be deposited such funds into such other account as is approved in writing by each of the Managed Equipment Lenders, until such time as such Lien is released or removed on terms reasonably satisfactory to each of the parties hereto.

6.2.                            Allocation of Funds in Manager Collection Accounts and Payment to Collateral Accounts.

(a)                                  So long as any Containers owned by any Managed Equipment Owner are managed by the Manager, the Manager shall (i) specifically identify the particular Container to which the Gross Revenue shall relate and allocate thereto and (ii) except to the extent that, pursuant to the applicable Managed Equipment Loan Agreements, the Manager is required to pay such sums from its Management Fee or otherwise, or to the extent otherwise required under applicable Managed Equipment Loan Agreement, pay from the Gross Revenue then on deposit in the Manager Collection Accounts which is allocable to such Managed Equipment Owner, directly to vendors or through reimbursement to the Manager, all sums the Manager is entitled to pay for the account of such Managed Equipment Owner for such Managed Equipment Owner’s Operating Expenses for any period (that have been specifically identified to such Containers or allocated thereto in accordance with the provisions of Exhibit B hereto).  Until the Manager no longer manages the Collateral except to the extent that, pursuant to the applicable Managed Equipment Loan Agreements, the Manager is required to pay such sums from its Management Fee or otherwise, each Managed Equipment Lender and each Managed Equipment Owner authorize the Manager to charge such Managed Equipment Owner’s Gross Revenue in the Manager Collection Accounts and to disburse directly to vendors or to itself in accordance with this Section 6.2(a), the amounts that have been specifically identified to such Managed Equipment Owner’s Containers or allocated thereto in accordance with the provisions of Exhibit B hereto for such Managed Equipment Owner’s Operating Expenses for any period.

(b)                                 In each case in accordance with the applicable Managed Equipment Loan Agreement, the Manager shall withdraw no later than five (5) Business Days after deposit in the Manager Collection Accounts the Gross Revenues (in the case of CLI Funding LLC and any other CLI Entity which has a Management Agreement involving an All-In Management Fee) or Net Operating Income of each Managed Equipment Owner’s Containers on deposit in the Manager Collection Accounts and pay such funds to the applicable Managed

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Equipment Lender or deposit such funds into such Managed Equipment Owner’s Collateral Account maintained in the name of such Managed Equipment Owner or any trustee therefor as designated on Schedule 6.2(b) hereto or in writing from time to time by such Managed Equipment Owner or the applicable Managed Equipment Lender(s) and to make payments to the Operating Account after satisfaction of its Obligations.

(c)           With respect to Lease Payments due (or to become due) from a customer with respect to any Lease which relates to Containers owned by two or more Managed Equipment Owners, or pledged to two or more Managed Equipment Lenders, CLI, as Manager (or their designee, or any successor Manager, if applicable), (A) hereby agrees to send invoices to such customer setting forth the respective amounts due and payable under each Lease and (B) upon receipt, shall identify to which Containers such payments relate, or to the extent that no such identification can then be made, to allocate such payments in accordance with the allocation rules described below (unless (a) otherwise specified in writing by the customer in respect of that customer’s payment, in which case, the payment shall be allocated in accordance with such customer specification or (b) if not specified by the customer or in the related Lease, then as determined in writing by a manager or party acting as administrator of the Collateral relating to such payment, to the extent that none of the parties hereto objects to such specification following reasonable prior written notice thereof):

(i)            First, to all past due payments allocated in chronological order beginning with the oldest undisputed receivable first as determined by original invoice date, if any, with respect to each receivable of such customer, without regard to which Containers such payment shall relate (but subject to the proviso below);

(ii)           Second, to the minimum payment due in the current payment period with respect to each receivable of such customer, without regard to which Containers such payment shall relate (but subject to the proviso below); and

(iii)          Third, to the remaining outstanding balance of each receivable of such customer, without regard to which Containers such payment shall relate (but subject to the proviso below);

provided, that, if in allocating Lease Payments in accordance with the above, the Lease Payments to be allocated are insufficient to satisfy all Lease Payments then due and payable, the delinquencies, minimum current payments due or remaining outstanding balances, as applicable, then the Lease Payments made in respect of such Lease shall be allocated to the delinquencies, minimum current payments due or remaining outstanding balances, as applicable, for each Container subject to such Lease, pro rata, based on the proportion that the delinquency, minimum current payment due or remaining outstanding balance, as

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applicable, for each such Container bears to the delinquencies, minimum current payments due or remaining outstanding balances, as applicable, for all Containers subject to such Lease.  In furtherance of the foregoing, if a particular asset is determined by the Manager to belong to, or be a part of, two or more of:  the CLI Collateral, CLI Funding Collateral and Other Lender’s Collateral, then absent an agreement to the contrary by the parties hereto, the Manager shall notify each related party of such determination and such asset (or proceeds of such asset) shall be divided pro rata based on the aggregate outstanding principal balances of each of the Obligations secured by such Collateral.

(d)           Each of the parties hereto agrees that (i) the Manager shall have the rights and obligations with respect to the Manager Collection Accounts set forth herein, notwithstanding the fact that such accounts are in the name of the Collateral Agent and that the Collateral Agent may be deemed the customer of the Depositary and (ii) such rights and obligations are subject to the Manager Collection Account Control Agreement.  The Collateral Agent agrees that it shall not deliver a Shifting Control Notice (as defined in the Manager Collection Account Control Agreement) or otherwise deliver instructions to the Depositary unless directed to do so in writing by a Managed Equipment Lender.  Each of the Managed Equipment Lenders agrees that it shall not instruct the Collateral Agent to deliver a Shifting Control Notice or instructions to the Depositary unless and until an Event of Default shall have occurred and be continuing under the Revolving Credit Agreement or the Manager has been replaced or terminated pursuant to the terms of a Management Agreement.  Upon the delivery of a Shifting Control Notice relating to a Security Agreement, the Manager shall have no right to access or to withdraw or transfer funds from the Manager Collection Accounts with respect to the Net Operating Income allocable to the Containers related to such Security Agreement.  The party delivering the direction to the Collateral Agent to deliver a Shifting Control Notice agrees that it shall notify the other parties hereto of its delivery of such direction, specifying, among other things, the Managed Equipment Owner affected by such direction.  The Manager shall continue to have rights and obligations with respect to the Manager Collection Accounts of the portion of the Gross Revenue therein relating to the Managed Loan Agreements for which a Shifting Control Notice has not been delivered.

7.             Security Interests in Leases.

Certain Managed Equipment Owners have granted to their respective Managed Equipment Lenders, a security interest in, to and under the lease agreements to which their Containers may become subject from time to time to the extent (but only to the extent) that such lease agreements relate to their respective Containers.  As the Leases relate to Containers that have been pledged to various Managed Equipment Lenders, no one Managed Equipment Lender may, without violating the rights of the other Managed Equipment Lenders and Managed Equipment Owners, as the case may be, take possession of the chattel paper originals (if any)

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of the Leases and the Leases may not be stamped or marked to indicate that they have been assigned to an identified secured party.  As such, to perfect their respective security interests and to preserve the priority thereof, each of the Managed Equipment Owners and the Managed Equipment Lenders hereby appoints the Collateral Agent upon the occurrence of a Lease Custodial Transfer, to take possession of the Leases.  The Collateral Agent hereby accepts such appointment on the terms and conditions contained herein, and agrees that, pursuant to Sections 9-313(c)(1) and 9-313(h) of the UCC, upon the occurrence of a Lease Custodial Transfer, to take and hold the Leases for the respective Managed Equipment Lender’s benefit.  Each of the parties hereto agrees, for purposes of preserving the respective priority of each security interest granted herein or in any Security Agreement, the Manager shall stamp or mark each Lease in its possession with a legend stating the following:  “LESSOR’S ORIGINAL.  THE EQUIPMENT IDENTIFIED IN THIS LEASE AND ALL RIGHTS OF THE LESSOR HEREUNDER ARE SUBJECT TO A LIEN IN FAVOR OF U.S. BANK NATIONAL ASSOCIATION, AS COLLATERAL AGENT FOR VARIOUS SECURED PARTIES OF CONTAINER LEASING INTERNATIONAL, LLC (D/B/A CARLISLE LEASING INTERNATIONAL, LLC) OR ITS SUBSIDIARIES.  TO THE EXTENT THAT THIS LEASE SHALL CONSTITUTE CHATTEL PAPER, NO SECURITY INTEREST HEREIN MAY BE CREATED THROUGH THE TRANSFER AND POSSESSION OF ANY COUNTERPART OTHER THAN THIS LESSOR’S ORIGINAL.”

8.             Agency Agreement.

(a)           Each Managed Equipment Lender hereby irrevocably appoints, designates and authorizes U.S. BANK NATIONAL ASSOCIATION, together with its successors and assigns, and U.S. Bank National Association (together with its successors and assigns) hereby agrees to act, as the secured party and the Collateral Agent, to take such action on behalf of the Managed Equipment Lenders under the provisions of this Agreement and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement, together with such powers as are reasonably incidental thereto.  Notwithstanding any provision to the contrary contained elsewhere herein or in this Agreement, the Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Collateral Agent have or be deemed to have any fiduciary relationship with any Managed Equipment Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Collateral Agent.

(b)           Neither the Collateral Agent nor any affiliate thereof nor any of their respective directors, officers, employees, attorneys or agents shall be liable for any action taken or omitted to be taken by it or them under or in connection

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with this Agreement, except to the extent resulting from such Person’s negligence or willful misconduct.

(c)           Each Managed Equipment Lender confirms to the Collateral Agent acting hereunder and the other Managed Equipment Lenders that it has not relied, and will not hereafter rely, on the Collateral Agent or any other Managed Equipment Lender:  (i) to check or inquire on such Managed Equipment Lender’s behalf into the adequacy, accuracy or completeness of any information provided by CLI and any CLI Entity (defined herein), or any other Person under or in connection with this Agreement or the transactions contemplated hereby (whether or not such information has been or is hereafter distributed to such Managed Equipment Lender by the Collateral Agent), (ii) to assess or keep under review on such Managed Equipment Lender’s behalf the financial condition, creditworthiness, condition, affairs, status or nature of CLI and the CLI Entities (defined herein), any of their subsidiaries or affiliates or the nature or value of any collateral, or (iii) to review, as to form, completeness, execution or any other aspect, any of the Leases.

(d)           CLI, jointly and severally, and each of the CLI Entities, on a several basis (ratably in accordance with their pro rata share of the Obligations), agree to indemnify the Collateral Agent, its affiliates, and their respective directors, officers, employees and agents (each an “Indemnified Person”), against, and hold each of them harmless from, any and all liabilities, obligations, losses, claims, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever, including the reasonable fees and disbursements of counsel to the Collateral Agent, which may be imposed on, incurred by, or asserted against any Indemnified Person, in any way relating to or arising out of this Agreement or the transactions contemplated hereby or any action taken or omitted by any Indemnified Person in connection with any of the foregoing (collectively, “Indemnified Amounts”); provided that neither CLI nor any of the CLI Entities shall be liable to any Indemnified Person for any portion of such Indemnified Amounts to the extent they are found by a final decision of a court of competent jurisdiction to have resulted from such Indemnified Person’s negligence or willful misconduct.  The Collateral Agent agrees that any amounts payable to it pursuant to this paragraph (d) by a CLI Entity shall not be the basis for a “claim” as defined in Section 101(5) of the Federal Bankruptcy Code against such CLI Entity or recourse to such entity.  To the extent not paid by CLI or the CLI Entities, each Managed Equipment Lender, on a several basis ratably (based on the aggregate outstanding principal amount of the Obligations secured hereby) agrees to indemnify, defend and save harmless each Indemnified Person against any Indemnified Amounts, subject to the proviso in the second preceding sentence and subject in the case of the Trustee and any CLI Entity, to the availability of funds under the respective Indenture and without reducing the amount available for indemnity of the Trustee under such Indenture.

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(e)           The parties to this Agreement acknowledge and agree that, if and for so long as the entity serving as the Collateral Agent, or any affiliate thereof, is also the Indenture Trustee, (i) such entity, or affiliate thereof, will perform its duties and obligations as the Indenture Trustee to the same extent it would were such entity not the Collateral Agent, and (ii) such entity will not be held in violation of its duties and obligations under this Agreement or any related document as the Collateral Agent in so doing.

(f)            Each Managed Equipment Lender confirms and agrees as follows:

(i)            the Collateral Agent may request and conclusively rely upon and shall be protected in acting or refraining from acting upon any certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties and the Collateral Agent shall have no responsibility to ascertain or confirm the genuineness of any signature of any such party or parties;

(ii)           the Collateral Agent may consult with counsel, financial advisers or accountants and the written advice of any such counsel, financial advisers or accountants and any written opinion of counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such written advice or written opinion of counsel;

(iii)          the Collateral Agent shall not be liable for any action taken, suffered or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(iv)          the Collateral Agent shall not be bound to make any investigation into the facts or matters stated in any certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by the Managed Equipment Lenders;

(v)           the Collateral Agent may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, affiliates, accountants or attorneys and the Collateral Agent shall not be responsible for any negligence or willful misconduct on the part of such agents, affiliates, accountants or attorneys appointed by it with due care;

(vi)          the Collateral Agent shall not be required to risk or expend its own funds or otherwise incur any financial liability in the performance of any of its duties (including, without limitation, under subparagraph (iv) above) or in the exercise of any of its rights or powers hereunder if it shall have reasonable

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grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not assured to it;

(vii)         the Collateral Agent shall not be deemed to have actual knowledge of an event of default under any of the Managed Equipment Loan Agreements until a Responsible Officer of the Collateral Agent shall have received written notice thereof;

(viii)        the rights of the Collateral Agent to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Collateral Agent shall not be answerable for other than its negligence or willful misconduct in the performance or forbearance of such act;

(ix)           anything to the contrary in this Agreement notwithstanding, in no event shall the Collateral Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including, but not limited to, lost profits) even if the Collateral Agent has been advised of the likelihood of such loss or damage and regardless of the form of action; and

(x)            the Collateral Agent shall not be required to give any bond or surety in respect of the execution of the powers granted hereunder.

(g)           Until such time as the Obligations have been discharged or satisfied in full (at which time the Collateral Agent’s resignation shall be automatic), the Collateral Agent may not resign as Collateral Agent prior to the appointment and acceptance of a successor Collateral Agent by each of the parties hereto.  If a successor Collateral Agent shall not have been selected within 90 days after delivery by the Collateral Agent to each of the parties hereto of a request for such appointment and acceptance of a successor Collateral Agent, the Collateral Agent may apply to any court of competent jurisdiction to appoint a successor Collateral Agent to act until such time, if any, as a successor Collateral Agent shall have been appointed and accepted by each of the parties hereto as above provided.  Any successor Collateral Agent so appointed by such court shall immediately and without further act be superseded by any successor Collateral Agent appointed and accepted by each of the parties hereto as above provided if such superseding Collateral Agent is appointed within one year of appointment of a Collateral Agent by such court.  Notwithstanding the foregoing, if the Collateral Agent is also the Trustee, the Collateral Agent shall cease to be Collateral Agent and shall be relieved of all of its obligations hereunder 30 days (or such additional number of days as are reasonably necessary to obtain a replacement Collateral Agent) after the date on which there are no remaining secured parties under any of the Indentures.

(h)           The Collateral Agent shall not be entitled to any fees, compensation or reimbursement for its services hereunder, except that the Collateral Agent shall be entitled to be paid by CLI (i) in the case of a Lease

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Custodial Transfer, a reasonable fee to be agreed upon by the Collateral Agent and CLI and all reasonable and documented costs and expenses incurred by the Collateral Agent in connection therewith and (ii) after receipt of a Shifting Control Notice, a one time fee of $8,000 and a monthly fee of $2,000.

9.             Enforcement of Liens.

Notwithstanding anything in this Agreement or any other agreement or document to the contrary, neither the Trustee, the Revolver Agent, the Collateral Agent nor any Other Lender shall assert or attempt to enforce or avail itself of any Liens or any other pre-judgment or post-judgment Liens or assert any rights in or claims against any of the Collateral or otherwise foreclose or realize upon the Collateral or any part thereof without providing to each of the Trustee, the Revolver Agent, the Collateral Agent and each Other Lender from time to time party hereto at least five (5) days prior written notice thereof; provided, that failure to give notice as provided in this Section 9 shall not impair any of the Obligations of any Managed Equipment Owner to its Managed Equipment Lender or its obligations hereunder.

10.          Bankruptcy Matters.

10.1.       No Bankruptcy Petition against CLI Entities.  Each party hereto agrees that it will not, prior to the date that is one year and one day after the payment in full of all amounts owing pursuant to the related Indenture and the documents related thereto, institute against CLI Funding (together with each other Managed Equipment Owner established as a special purpose subsidiary as a part of a securitization transaction which has become a party hereto in accordance with Section 11(b), each a “CLI Entity”, or collectively, the “CLI Entities”), or join any other Person in instituting against the CLI Entities, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceedings under the laws of any applicable jurisdiction.  This Section 10.1 shall survive the termination of this Agreement.

10.2.       No Contest.  Each party hereto agrees that it will not challenge or otherwise object to the characterization of any of the contributions, sales, transfers or conveyances by any CLI Entity and/or any affiliate thereof to any other CLI Entity (which has been established as part of a securitization transaction on terms and conditions substantially similar to those of the CLI Entities existing on the date hereof) as a “true sale” rather than the grant of a collateral security interest to secure a debt.

10.3.       No Consolidation.  In any insolvency proceeding involving any CLI Entity or any special purpose subsidiary established as a part of a securitization transaction or any other affiliate of any CLI Entity, each party hereto agrees that it will not put forth or join in any motion to consolidate the assets and liabilities of (i) CLI with those of any CLI Entity or any such special purpose subsidiary with those of any other entity or (ii) any CLI Entity with those of any other CLI Entity or any such special purpose subsidiary with those of any other entity.

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11.          Amendment, Waivers, Etc

(a)           Except as otherwise set forth herein, the terms of this Agreement shall not be altered, modified, amended, supplemented, waived or terminated in any manner whatsoever except by written instrument signed by each of the parties hereto (including any Managed Equipment Owner(s) and Managed Equipment Lender(s) not initially parties to this Agreement but which subsequently become a party hereto in accordance with the provisions of Section 11(b) hereof).

(b)           Managed Equipment Owner(s) and Managed Equipment Lender(s) not initially parties to this Agreement shall be entitled to participate in this Agreement, as it may from time to time be amended or supplemented, by executing a Supplemental Agreement, substantially in the form of Exhibit C hereto, accepting the terms of this Agreement, as amended and supplemented to the date of such execution.  Such participation shall, prior to an Event of Default, require the written approval of the Manager, such approval to be not unreasonably withheld, but shall not require the further authorization or approval of any of the other parties hereto, provided the participation in this Agreement by such additional party does not conflict with the Managed Equipment Loan Agreements, and provided further that the Manager shall have given five (5) Business Days’ prior written notice of the participation in this Agreement by such additional party to each Managed Equipment Lender then party to this Agreement.  The Manager shall promptly furnish each Managed Equipment Lender then party to this Agreement with a copy of the executed Supplemental Agreement with such additional party.

12.          Miscellaneous.

12.1.       Conflict with Managed Equipment Loan Agreement.  Except as herein otherwise expressly provided, all rights, powers, privileges and remedies granted to each Managed Equipment Lender that is a party to this Agreement under its respective Managed Equipment Loan Agreement are subject to the provisions contained herein; provided that this Section 12.1 shall not be construed as waiving or amending any covenant or agreement of any Managed Equipment Owner contained in any such Managed Equipment Loan Agreement.

12.2.       No Waiver.  No waiver of any breach of this Agreement shall be implied from any omission, failure or delay by any party to take any action with respect to such breach.  No express waiver shall affect any breach other than the breach specified therein and each such express waiver shall be operative only for the time and to the extent therein expressly stated.  No waiver of any breach shall be construed as a waiver of any subsequent breach of the same or a different covenant or of any subsequent failure to satisfy the same or a different condition. Any party’s consent to or approval of any particular event, act, omission, failure or delay shall not result in a waiver of, or render unnecessary, consent to any approval of, any subsequent event, act, omission, failure or delay; and no person’s or entity’s consent or approval shall bind any other party.

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12.3.       Effective Date.  This Agreement shall become effective from and after August 24, 2006 (the “Effective Date”).

12.4.       Released Containers.           To the extent that any Containers and proceeds thereof which constitute CLI Revolver Excluded Collateral are terminated and released by a Managed Equipment Lender pursuant to the terms of the applicable Security Agreement (the “Released Containers”) and are to be included in the CLI Collateral, such Managed Equipment Lender hereby agrees to file promptly all UCC termination statements necessary to reflect such termination of the Released Containers and CLI hereby authorizes the Revolver Agent to file all necessary UCC financing statements with respect to such Released Containers to grant the Revolver Agent a perfected security interest in such Released Containers.

12.5.       Identification of Containers.  Those specific containers constituting CLI Containers, CLI Funding Containers and Other Lenders’ Containers shall be determined by reference to the related Security Agreement(s) or any financing statement(s) filed in order to perfect the security interest set forth in such related Security Agreement(s), or if such records are unavailable or inconclusive, or in the case of manifest error in such records, then by reference to the records of the Manager, to which determination shall in any case be conclusive.

12.6.       Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, including without limitation, any successor Manager under the Security Agreements that succeeds to the rights and obligations of the Manager with respect to the Managed Containers.  No other entity shall be entitled to claim any rights or benefits hereunder, as third party beneficiary or otherwise.

12.7.       Counterparts.  This Agreement may be executed in any number of counterparts, but all such counterparts together shall constitute one and the same agreement.

12.8.       Headings.  All headings appearing herein are for convenience only and shall be disregarded in construing the substantive provisions of this Agreement.

12.9.       Notices.  All notices, requests and demands to or upon the parties hereto shall be given by (a) personal delivery, (b) certified first class mail, postage prepaid (return receipt requested), (c) courier, or (d) facsimile, with subsequent telephone confirmation of receipt thereof, in each case at the address, telephone or fax number as shown adjacent to each party’s signature hereto or to such other address as may be hereafter designated in writing by the respective parties hereto.  Any party hereto may change such address by notice given to the other parties in the manner above set forth.  Notice shall be effective and deemed received (a) when delivered, if delivered by hand, (b) on the third Business Day after deposit in the United States mail, (c) two days after being delivered to the courier service, if sent by courier, or (d) upon receipt of confirmation of transmission, if sent by telecopy.

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12.10.     Entire Agreement.  This Agreement constitutes the entire understanding of the parties with respect to the subject matter hereof, and supercedes any prior agreements, written or oral, with respect hereto.

12.11.     GOVERNING LAW.  THIS AGREEMENT SHALL BE CONSTRUED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW, AND THE RIGHTS, OBLIGATIONS AND REMEDIES OF THE PARTIES HERETO SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

12.12.     CONSENT TO JURISDICTION.  ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST A PARTY HERETO ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR ANY TRANSACTION CONTEMPLATED HEREBY, MAY BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE STATE OF NEW YORK AND EACH PARTY HERETO HEREBY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND, SOLELY FOR THE PURPOSES OF ENFORCING THIS AGREEMENT, EACH PARTY HERETO HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING.

12.13.     Further Assurances.  Each party agrees to do such further acts and things and to execute and deliver such additional assignments, agreements, powers and instruments, at the expense of the Manager, as are reasonably required to carry into effect the purposes of this Agreement.

12.14.     WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, AS AGAINST THE OTHER PARTIES HERETO, ANY RIGHTS IT MAY HAVE TO A JURY TRIAL IN RESPECT OF ANY CIVIL ACTION OR PROCEEDING (WHETHER ARISING IN CONTRACT OR TORT OR OTHERWISE), INCLUDING ANY COUNTERCLAIM, ARISING UNDER OR RELATING TO THIS AGREEMENT OR ANY OTHER OPERATIVE DOCUMENT, INCLUDING IN RESPECT OF THE NEGOTIATION, ADMINISTRATION OR ENFORCEMENT HEREOF OR THEREOF.

12.15.     Waiver of Immunity.  To the extent that any party hereto or any of its property is or becomes entitled at any time to any immunity on the grounds of sovereignty or otherwise from any legal actions, suits or proceedings, from set-off or counterclaim, from the jurisdiction or judgment of any competent court, from service of process, from execution of a judgment, from attachment prior to judgment, from attachment in aid of execution, or from execution prior to judgment, or other legal process in any jurisdiction, such party, for itself and its successors and assigns and its property, does hereby irrevocably and unconditionally waive, and agrees not to plead or claim, any such immunity with respect to its obligations, liabilities or any other matter

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under or arising out of or in connection with this Agreement or the subject matter hereof, subject to the mandatory requirements of applicable law.

12.16.     No Novation.  Notwithstanding that this Agreement is amended and restated as of the date hereof, nothing contained herein shall be deemed to cause a novation of the arrangements set up in the prior agreement executed on January 29, 2004.  In addition, CLIF II, CLIF III and Fleet National Bank have been removed as parties hereto because the loans to such entities have been repaid (in the case of CLIF II and CLIF III) or the party has been replaced as the Revolving Agent (in the case of Fleet National Bank).

[remainder of page intentionally blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the day and year first written above.

CONTAINER LEASING INTERNATIONAL, LLC

(D/B/A CARLISLE LEASING INTERNATIONAL, LLC),

in its capacity as a Managed Equipment Owner and manager of certain

Containers

By:	/s/ Daniel D. DeBlasio
Name: Daniel D. DeBlasio
Title: VP & Chief Financial Officer

Address: One Maynard Drive Park Ridge, NJ 07656 Attention: Daniel DeBlasio	with a copy to: One Maynard Drive Park Ridge, NJ 07656 Attention: Lisa Leach, Esq.

Phone: 201-391-0800 Fax: 201-391-0356	Phone: 201-391-0800 Fax: 201-391-0356

CLI FUNDING LLC,

in its individual capacity as a Managed Equipment Owner

By:	/s/ Lisa D. Leach
Name: Lisa D. Leach
Title: VP & General Counsel

Address: One Maynard Drive Park Ridge, NJ 07656 Attention: Daniel DeBlasio	with a copy to: One Maynard Drive Park Ridge, NJ 07656 Attention: Lisa Leach, Esq.

Phone: 201-391-0800 Fax: 201-391-0356	Phone: 201-391-0800 Fax: 201-391-0356

DEUTSCHE BANK TRUST COMPANY AMERICAS,

in its capacity as administrative agent on behalf of several financial institutions party to the Revolving Credit Agreement

By:	/s/ Evelyn Thierry
Name: Evelyn Thierry
Title: Vice President

By:	/s/ Carin Keegan
Name: Carin Keegan
Title: Vice President

Address: with a copy to:

60 Wall Street, MS NYC60-0208
New York, New York 10005
Attention: Evelyn Thierry

U.S. BANK NATIONAL ASSOCIATION,

not in its individual capacity but solely as trustee for the secured parties of CLI Funding LLC

By:	/s/ Diane L. Reynolds
Name: Diane L. Reynolds
Title: Vice President

Address: 60 Livingston Avenue St. Paul, MN 55107-2292 Attention: Structured Finance/CLI Funding LLC Phone: 651-495-3851 Fax: 651-495-8090	with a copy to: U.S. Bank Corporate Trust Services EP-MN-WS3D 60 Livingston Avenue St. Paul, MN 55107-2292 Attention: Eve Kaplan Phone: 651-495-3851 Fax: 651-495-8090

U.S. BANK NATIONAL ASSOCIATION,

not in its individual capacity but solely as Collateral Agent

By:	/s/ Diane L. Reynolds
Name: Diane L. Reynolds
Title: Vice President

Address: 60 Livingston Avenue St. Paul, MN 55107-2292 Attention: Structured Finance/CLI Funding LLC Phone: 651-495-3851 Fax: 651-495-8090	with a copy to: U.S. Bank Corporate Trust Services EP-MN-WS3D 60 Livingston Avenue St. Paul, MN 55107-2292 Attention: Eve Kaplan Phone: 651-495-3851 Fax: 651-495-8090

Schedule 6.2(b)

EXISTING COLLATERAL ACCOUNTS

Bank of America N.A.

100 Federal Street

Boston, MA  02110

ABA#:                   011000138

Swift Code:            FNBBUS33

A-C#:                     9429363593

Name:                    Carlisle Leasing Collateral Account

U.S. Bank National Association
60 Livingston Ave.
EP-MN-WS3D
St. Paul, Minnesota 55107-2292
Attn: Structured Finance/CLI Funding LLC 2003
Account Name:  Trust Account

APPENDIX A

GLOSSARY

As used in the Intercreditor Collateral Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and the plural forms of the terms defined) unless the context otherwise requires:

“Business Day” means any day on which banks in Boston, Massachusetts, St. Paul, Minnesota and New York, New York are open for business generally.

“Casualty Loss” means, for a Container:  (a) its loss, theft or destruction, or (b) if such Container is subject to a Lease, such Container shall have been deemed under its Lease to have suffered a casualty loss or equivalent term.

“Casualty Proceeds” means for any accounting period, all proceeds received by the Manager, on behalf of a Managed Equipment Owner, from insurance or other sources, as a result of a Casualty Loss.

“Closing Costs” means closing costs incurred in connection with the Revolving Credit Agreement and the Indentures including, without limitation, legal fees and costs associated therewith, bank and agent fees and costs incurred in connection with commercial finance examinations.

“Collateral” means, with respect to each Managed Equipment Owner, the collateral described in such Managed Equipment Owner’s Managed Equipment Loan Agreement and/or Security Agreement with its Managed Equipment Lender(s).

“Collateral Account” means, with respect to each Managed Equipment Owner, the separate bank account maintained in the name of or for the benefit of the applicable Managed Equipment Lender and which is more particularly described in Section 6.2(b).

“Containers” means intermodal refrigerated containers, including any generator sets or cooling units used with such refrigerated containers, and any related spare parts, and all accessories, parts and other property at any time affixed thereto or used in connection therewith, and any substitutions, additions or replacement for, to or of any such items.

“Direct Expenses” means all direct expenses and costs related to the operation and management of the Containers in the Manager Fleet including but not limited to:  (i) the expenses of maintaining, repairing (including the cost of repairs made pursuant to a damage protection plan), refurbishing, storing, repositioning, surveying, recovering, and handling such Containers, including the cost of spare parts; (ii) agent commissions; (iii) depot fees; (iv) the expenses of inspecting, marking and remarking such Containers, except for third-party commissions, factory inspection costs and the cost of initial repositioning associated with the acquisition of new containers; (v) bad debt expense on a specific lessee identification basis; (vi) bankruptcy recovery expense; (vii) legal fees incurred in connection with enforcing rights under the Leases or repossessing such Containers; (viii) legal fees and other costs incurred by reason of uninsured claims for personal injury or property damage; (ix) legal fees related to the collection of bad debts or legal fees incurred in connection with a proceeding against the supplier or manufacturer of such Containers; (x) charges, assessments or levies of whatever kind or nature imposed upon or against such Containers including ad valorem, gross receipts and/or other property taxes imposed against such Containers or against the revenues generated by such Containers; and (xi) non-recoverable sales and value-added taxes on such expenses and costs.

“Event of Default” means any event or condition defined as an “Event of Default” in any of the Managed Equipment Loan Agreements or related Security Agreements.

“GAAP” means principles that are consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, as in effect from time to time.

“Gross Revenue” means all of the following:  (a) all income (without reduction for expenses or costs), calculated on a cash basis in accordance with U.S. GAAP, earned in connection with the ownership, use and/or operation of a Container, including, but not limited to, rental, handling, location, revenue, damage protection, interchange fees and other rental-related charges arising from leasing of such Container, and (ii) all Miscellaneous Owner Proceeds, Casualty Proceeds, Indemnification Proceeds and Sales Proceeds specifically relating to such Container.

“Indemnification Proceeds” means, for any accounting period, all proceeds received by the Manager, on its own behalf or on behalf of the Managed Equipment Owners, from lessees pursuant to the Leases, insurance or other sources, for indemnification of liability and loss with respect to the Manager Fleet, excluding Casualty Proceeds, Sales Proceeds and Miscellaneous Owner Proceeds.

“Indirect Expenses” means certain indirect expenses that are reasonably attributable to the operation and management of the Containers in the Manager Fleet and are therefore allocated among all such Containers on an equitable, non-discriminatory basis (proportionally based on the ratio of the Net Book Value of Containers for a particular Managed Equipment Owner to the Net Book Value of Containers in the Manager Fleet).  Such indirect expenses may include, but are not limited to: (i) examination, investigation and other costs incurred as a result of governmental regulatory actions or the collection of bad debts; (ii) agent expenses; (iii) accounting fees related to the annual review by Manager’s auditors of the Gross Revenue, Operating Expenses and management fees for the Manager Fleet; (iv) the cost of insurance premiums; and (v) bad debt expense on a general reserve basis.

“Lease” means any lease of a Container by the Manager to a lessee.

“Lease Custodial Transfer” means a Lease Custodial Transfer as defined in any Managed Equipment Loan Agreement, Security Agreement or any document (or agreement) related thereto (including the Management Agreements) or any provisions of the same which shall provide for the possession of the Leases (related to such agreements) to be transferred from CLI to the Collateral Agent, upon the occurrence of certain events (as specified therein), and thereafter for such Leases to be held and maintained by the Collateral Agent for the benefit of the Secured Parties.

“Lease Payments” means any of the payments received from the Leases and the CLI Lease Payments, the CLI Funding Lease Payments and any Other Lenders’ Lease Payments and the “Aggregate Lease Payments” shall mean all of the foregoing.

“Lien” means any security interest, lien, charge, pledge, equity or encumbrance of any kind.

“Managed Equipment Lenders” means collectively (i) the Trustee, (ii) the Revolver Agent and the Lenders listed on Schedule 1 to the Revolving Credit Agreement, (iii) any future lender to a Managed Equipment Owner who subsequently becomes a party to the Intercreditor Collateral Agreement, and (iv) lenders and lessors identified on Schedule 9.1 to the Revolving Credit Agreement; and “Managed Equipment Lender” means any one of the foregoing.  The term “Managed Equipment Lender” shall also mean the agent, trustee or other representative of any Managed Equipment Lender, as the context may require.

“Managed Equipment Loans” means collectively (i) the loans evidenced by the Indentures, (ii) the loans evidenced by the Revolving Credit Agreement, and (iii) any existing and future equipment loans made by a Managed Equipment Lender to a Managed Equipment Owner for the purpose of financing or refinancing the acquisition by such Managed Equipment Owner of its Containers; and “Managed Equipment Loan” means any one of such loans.

“Managed Equipment Loan Agreements” means collectively: (i) the Indentures, (ii) the Revolving Credit Agreement and (iii) other credit agreement or credit agreements pursuant to which a Managed Equipment Lender has made or may in the future make a Managed Equipment Loan to a Managed Equipment Owner; including any amendments or supplements thereto and any related loan documents (including but not limited to any related Security Agreement) other than the Intercreditor Collateral Agreement; and “Managed Equipment Loan Agreement” means any one of such agreements.

“Managed Equipment Owners” means collectively (i) CLI, (ii) CLI Funding, (iii) any other managed equipment owners whose Containers are managed by the Manager and who subsequently become a party to the Intercreditor Collateral Agreement, and (iv) lessors identified on Schedule 9.1 to the Revolving Credit Agreement; and “Managed Equipment Owner” means any one of such entities, but shall in no event mean the Manager acting in its capacity as Manager.

“Management Agreement” means each of (1) the Second Amended and Restated Management Agreement, dated as of August 24, 2006, between CLI and CLI Funding, and (2) any other management agreement between a CLI Entity and CLI as manager, in each case as may be amended, modified or supplemented from time to time and Management Agreements means collectively all of the foregoing.

“Manager Collection Accounts” means the bank accounts maintained in the name of the Collateral Agent on behalf of various secured parties and which are more particularly described in Section 6.1(a) and Exhibit A to this Agreement.

“Manager Fleet” means, at any time, the fleet of Containers managed by the Manager.

“Miscellaneous Owner Proceeds” means amounts received by the Manager, on behalf of a Managed Equipment Owner:  (i) from the manufacturers or sellers of Containers in the Manager Fleet for breach of sale warranties relating thereto, (ii) from lessees for repair rebill proceeds on Containers which are designated for sale, and (iii) in payment or settlement of any claims, losses, disputes or proceedings relating to such Containers; provided, however, Miscellaneous Owner Proceeds shall not include Sales Proceeds, Casualty Proceeds and Indemnification Proceeds.

“Net Book Value” means, with respect to any Container, the Original Cost of such Container adjusted to reflect depreciation in accordance with the following depreciation method: all Containers are to be depreciated over fifteen years on a straight-line basis to a residual value of no more than 10% of Original Cost.

“Net Operating Income” means, for any accounting period, Gross Revenue for such period minus Operating Expenses for such period.

“Obligations” means, with respect to each Managed Equipment Owner, all indebtedness, liabilities and other obligations of such Managed Equipment Owner to its respective Managed Equipment Lender or Lenders incurred hereunder or under its Managed Equipment Loan Agreement, related Security Agreement or other Related Document (as defined in such Managed Equipment Loan Agreement) with such Managed Equipment Lender or Lenders, however and whenever arising and whether or not for the payment of money, secured by the collateral described in such Security Agreement.

“Operating Account” means the Bank of America, N.A. Deposit Account # 9429134782, or any successor account notified to the Collateral Agent by CLI.

“Operating Expenses” means all expenses and costs incurred or accrued, in accordance with U.S. GAAP, in connection with the operation and management of the Containers in the Manager Fleet as limited in accordance with the terms of any Managed Equipment Loan Agreement or management agreement related thereto (including the Management Agreements).  Operating Expenses do not include the SG&A Expenses, costs included in the definition of Sales Proceeds, and depreciation and other non-cash charges.  Operating Expenses specifically include, but are not limited to, the following:  (a) Direct Expenses, (b) Indirect Expenses and (c) Closing Costs.

“Original Cost” means, with respect to any Container, the purchase price, expressed in Dollars, as determined in accordance with U.S. GAAP, consistently applied, plus the allocated portion of any asset write-up permitted under the relevant Managed Equipment Loan Agreement.

“Person” means an individual, a partnership, a limited liability company, a corporation, a joint venture, an unincorporated association, a joint-stock company, a trust, or other entity or a Governmental Authority.

“Required Managed Equipment Lenders” means, (i) with respect to the Revolving Credit Agreement, the Required Lenders (as defined therein), (ii) with respect to the CLI Funding Indenture, the Requisite Global Majority (as defined in such Indenture), and (iii) with respect to any other Managed Equipment Loan Agreement, such Person as designated in a Supplemental Agreement to the Intercreditor Collateral Agreement (in the form of Exhibit C hereto).

“Responsible Officer,” when used with respect to the Collateral Agent, means any Vice President, any Assistant Vice President, any Assistant Secretary, any Trust Officer or any other officer or employee of the Collateral Agent customarily performing functions similar to those performed by any of the above designated officers and also to whom, with respect to a particular matter, such matter is referred because of such officer’s or employee’s knowledge of and familiarity with the particular subject and in each case who shall have direct responsibility for the administration of this Agreement.

“Restricted Subsidiaries” shall have the meaning set forth in the Revolving Credit Agreement.

“Restricted Subsidiary Security Agreement” means each Restricted Subsidiary Security Agreement entered into by a Restricted Subsidiary and the Revolver Agent from time to time pursuant to the Revolving Credit Agreement in favor of the lenders party thereto and the Revolver Agent.

“Sales Proceeds” means the gross proceeds (including but not limited to cash sales price, but excluding repair rebill proceeds from Lessee) received by Manager, on behalf of applicable Managed Equipment Owner, from the sale or other disposition of Containers in the Manager Fleet, less commissions, administrative fees, handling charges or other amounts paid or to be paid to third parties in connection with the sale or other disposition of such Containers.

“Secured Parties” means the Trustee, the Revolver Agent and any other financial institution which joins the Intercreditor Collateral Agreement as a Managed Equipment Lender.

“Security Agreements” means, collectively, any security agreement, indenture or similar document entered into by a Managed Equipment Owner or the Manager pursuant to which such Managed Equipment Owner or the Manager grants a security interest in certain collateral to a Managed Equipment Lender (including, without limitation, the Revolving Credit Security Agreement and the Indentures); including any amendments, modifications or supplements thereto; and “Security Agreement” means any one of such agreements.

“SG&A Expenses” means all sales, general and administrative expenses incurred by Manager and its subsidiaries, directly or indirectly, in connection with the management of the Containers in the Manager Fleet, including but not limited to, salaries, rents, legal (except legal fees included in the definition of Operating Expenses), accounting (including fees associated with the quarterly review and annual audit of Manager’s financial condition and preparation of relation financial statements, but excluding fees related to the quarterly and annual review by Manager’s auditors of the Gross Revenue, Operating Expenses and management fees (if any) for the Manager Fleet), utilities, travel and entertainment, capital expenditures and other similar items constituting Manager’s overhead.

“Subsidiary” of a Person means any corporation, association, partnership, limited liability company, joint venture or other business entity of which more than fifty percent (50.0%) of the voting stock or other equity interests (in the case of Persons other than corporations) is owned or controlled directly or indirectly by such Person, or one or more of the Subsidiaries of such Person, or a combination thereof.

“UCC” means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the Managed Equipment Lenders’ respective security interest in the Net Operating Income then on deposit in any of the Manager Collection Accounts and the proceeds thereof is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection of priority and for purposes of definitions related to such provisions.

EXHIBIT A

LISTING OF MANAGER COLLECTION ACCOUNTS

Bank of America N.A.

100 Federal Street

Boston, MA  02110

ABA #:                                                       011000138

Swift Code:                                   FNBBUS33

A-C #:                                                             9429134790

A-1

EXHIBIT B

METHODOLOGY FOR ALLOCATING OPERATING EXPENSES

“Operating Expenses” shall be allocated as follows:

(a)                                  Direct Expenses and direct costs which can not be allocated to an individual container and were incurred for the benefit of a group of Containers in the Managed Fleet shall be allocated among the relevant Containers on an equitable and non-discriminatory basis by determining an average TEU cost for all relevant Containers in the group incurring the expense.

(b)                                 Indirect Expenses and indirect costs which can not be allocated to an individual container and were incurred for the benefit of a group of Containers in the Managed Fleet shall be allocated among the relevant Containers on an equitable and non-discriminatory basis by determining an average TEU cost for all relevant Containers in the group incurring the expense.

(c)                                  Closing Costs will be allocated to the specific transactions where so identified.  In the event that that such expenses cannot be so allocated, they shall be allocated among all Containers using the methodology set forth in section (b) above.

B-1

EXHIBIT C

FORM OF SUPPLEMENTAL AGREEMENT TO THE INTERCREDITOR COLLATERAL AGREEMENT

THIS SUPPLEMENTAL AGREEMENT TO THE INTERCREDITOR COLLATERAL AGREEMENT is made as of [                           ] (this “Supplemental Agreement”), by and among CONTAINER LEASING INTERNATIONAL, LLC (D/B/A CARLISLE LEASING INTERNATIONAL, LLC), a limited liability company organized and existing under the laws of the State of New York (acting in its capacity as a Managed Equipment Owner and as manager of certain Containers, together with its successors and permitted assigns, the “Manager” or “CLI”), U.S. BANK NATIONAL ASSOCIATION, a national banking association (acting in its capacity as indenture trustee for the secured parties (i) under that certain Second Amended and Restated Indenture, dated as of August 24, 2006 (as may be amended or modified from time to time), between U.S. Bank National Association and CLI Funding (the “CLI Funding Trustee” or the “Trustee”), U.S. BANK NATIONAL ASSOCIATION, a national banking association, acting as collateral agent (together with its successors and assigns, the “Collateral Agent”), DEUTSCHE BANK TRUST COMPANY AMERICAS, a New York banking company (acting in its capacity as administrative agent on behalf of several financial institutions pursuant to the Revolving Credit Agreement, the “Revolver Agent”), and [                           ], a [                           ] (“New Party A”) and [                           ] (“New Party B”).  Capitalized terms not herein defined shall have the respective meanings set forth in the Second Amended and Restated Intercreditor Collateral Agreement, dated as of October 26, 2001, as amended and restated as of January 29, 2004 and as further amended and restated as of August 24, 2006, among CLI, CLI Funding, the Revolver Agent, the Collateral Agent and various other persons from time to time parties thereto (the “Agreement”).

RECITALS

WHEREAS, Section 11(b) of the Agreement contemplates that “Managed Equipment Owners” and “Managed Equipment Lenders” (as such terms are defined in the Agreement) not initially parties to the Agreement shall be entitled to participate in the Agreement, as it may from time to time be amended or supplemented, by executing a Supplemental Agreement accepting the terms of the Agreement, as amended and supplemented to the date of such execution, upon written approval of the Manager, but without further authorization or approval of the other parties to the Agreement, provided certain conditions set forth therein have been met.

WHEREAS, [each of] New Party A [and New Party B] is willing to participate in the Agreement as a Managed Equipment Owner [and Managed Equipment Lender, respectively,] upon the terms and conditions set forth herein, and the Manager is willing to give its written approval to such participation.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

1.                                       Each of New Party A and New Party B hereby accepts each of the terms of the Agreement, as amended and supplemented to the date of the execution of this Supplemental Agreement.

2.                                       The Manager hereby approves of the participation in the Agreement by each of New Party A [and New Party B]. The Manager further hereby agrees that New Party A shall constitute a Managed Equipment Owner [and New Party B shall constitute a Managed Equipment Lender,] as such terms are defined in the Agreement.

3.                                       (a)                                  New Party A and New Party B hereby acknowledge and agree for the benefit of (i) the Trustee, (ii) the Revolver Agent and (iii) the Other Lenders (as defined in the Agreement) and their successors and assigns that any and all security interests, liens, rights and interests of New Party A or New Party B, whether now or hereafter arising and howsoever existing, in or on any or all of the Collateral owned by other Managed Equipment Owners and pledged to other Managed Equipment Lenders [or the Unpledged Containers] shall be and hereby are released and terminated.  New Party A and New Party B shall have no right to take any action with respect to such Collateral, whether by judicial or non judicial foreclosure, the seeking of the appointment of a receiver for any portion of such party’s assets or otherwise, or to take possession of any of such Collateral.  In the event any payment or distribution to New Party A or New Party B is made from any of such Collateral, or any proceeds thereof, upon or with respect to any of the indebtedness owing to New Party A or New Party B prior to the payment of (i) the CLI Obligations, (ii) the CLI Funding Obligations, (iii) [obligations under the Unsecured Term Loan Facilities,] or (iv) the Other Lenders’ Obligations in full in cash and the termination of all directly related financing arrangements, such New Party A or New Party B, as applicable, shall receive and hold the same in trust for the benefit of the other Managed Equipment Lenders, and shall forthwith deliver the same to the Collateral Agent for the benefit of the applicable Managed Equipment Lender, in precisely the form received (except for the endorsement of such New Party A or New Party B, as applicable) for application against the CLI Obligations, the CLI Funding Obligations or the Other Lenders’ Obligations, as applicable, whether due or not due, and, until so delivered, the same shall be held in trust by such New Party A or New Party B, as applicable, as the property of the Collateral Agent for the benefit of the applicable Managed Equipment Lenders.

(b)                                 To the extent that any additional Managed Equipment Owner(s) and/or Managed Equipment Lender(s) become a party to the Agreement in accordance with the provisions of Section 11(b) thereof, then New Party A and New Party B will be deemed to have disclaimed any interest in the Containers owned by such additional Managed Equipment Owner(s) and/or pledged to such additional Managed Equipment Lender(s). To the extent that any payment or distribution is made to New

Party A and/or New Party B from the Containers owned by any such additional Managed Equipment Owner(s), New Party A and New Party B, as the case may be, shall receive and hold the same in trust for the benefit of such Managed Equipment Owner(s) and related Managed Equipment Lender(s) and shall forthwith deliver the same to the appropriate Managed Equipment Owner(s) (or as a court of competent jurisdiction may otherwise direct).

4.                                       New Party A and New Party B hereby agree to be added as parties to any Blocked Account Control Agreement, substantially in the form of Exhibit D to the Agreement, that may be delivered pursuant to the Agreement.  Furthermore, the execution and delivery by each of New Party A and New Party B of their counterpart signature pages to this Supplemental Agreement shall evidence each of New Party A and New Party B’s automatic accession and agreement to such Blocked Account Control Agreement referred to in the immediately preceding sentence.

5.                                       The Requisite Global Majority or Required Lenders with respect to the undersigned for purposes of the definition of Required Management Equipment Lenders is                    .

6.                                       For purposes of Section 12.9 of the Agreement, the address of New Party A is [                           ] and the address of New Party B is [                           ]. Notice of change of such addresses shall be made pursuant to said Section 12.9.

7.                                       This instrument may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original; but all such counterparts shall together constitute only one and the same instrument.

8.                                       This Supplemental Agreement shall be construed by and interpreted in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of law, and the rights, obligations and remedies of the parties hereto shall be determined in accordance with the laws of the State of New York.

[Signature Pages to Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Agreement to the Intercreditor Collateral Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

CONTAINER LEASING INTERNATIONAL, LLC,
in its capacity as a Managed Equipment
Owner and manager of certain Containers

By:
Name:
Title:

CLI FUNDING LLC,
in its individual capacity as a Managed Equipment Owner

By:
Name:
Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS,
in its capacity as administrative agent on behalf of several financial institutions party to the Revolving Credit Agreement

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION
not in its individual capacity but solely as trustee for
the secured parties of CLI Funding LLC

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION
in its capacity as Collateral Agent

By:
Name:
Title:

[NEW PARTY A]

By:
Name:
Title:

[NEW PARTY B]

By:
Name:
Title:

i

EXHIBIT D

FORM OF BLOCKED ACCOUNT CONTROL AGREEMENT
(“SHIFTING CONTROL”)

This AGREEMENT dated as of August 24, 2006, by and among Container Leasing International, LLC (d/b/a Carlisle Leasing International, LLC), a limited liability company organized and existing under the laws of New York (acting in its capacity as a Managed Equipment Owner and manager of certain Containers, together with its successors and permitted assigns, the “Manager” or “CLI”), CLI FUNDING LLC, a limited liability company organized under the laws of the State of Delaware (acting in its capacity as a Managed Equipment Owner, “CLI Funding”), U.S. BANK NATIONAL ASSOCIATION, a national banking association (acting in its capacity as indenture trustee for the secured parties under that certain second amended and restated indenture, dated as of August 24, 2006 (as may be amended or modified from time to time), between U.S. Bank National Association and CLI Funding (the “CLI Funding Trustee” or the “Trustee”)), DEUTSCHE BANK TRUST COMPANY AMERICAS, a banking corporation organized under the laws of the State of New York (acting in its capacity as administrative agent on behalf of several financial institutions pursuant to the Revolving Credit Agreement, the “Revolver Agent”), U.S. BANK NATIONAL ASSOCIATION, a national banking association, as collateral agent (together with its successors and assigns, the “Collateral Agent”) and BANK OF AMERICA, N.A., as depositary (the “Depositary”).  Capitalized terms not herein defined shall have the respective meanings set forth in the Second Amended and Restated Intercreditor Collateral Agreement, dated as of October 26, 2001, as amended and restated as of January 29, 2004 and further amended and restated as of August 24, 2006, among CLI, CLI Funding, the Revolver Agent and the Collateral Agent.

The parties hereto refer to Account No. 9429134790 in the name of “U.S. Bank National Association, acting on behalf of various secured parties”, which is maintained at Bank of America, N.A. (the “Account”) and hereby agree as follows:

1.                                       Each of the Managed Equipment Owners and the Managed Equipment Lenders hereby notifies the Collateral Agent and the Depositary that by separate agreement(s) each such Managed Equipment Owners has granted to its respective Managed Equipment Lender a security interest in the Account and all funds on deposit from time to time therein.  The Collateral Agent and the Depositary hereby acknowledge being so notified.

2.                                       Prior to the Effective Time (as defined below) the Depositary shall honor all withdrawal, payment, transfer or other fund disposition or other instructions (collectively, “instructions”) received from CLI concerning the Account.  As of the date hereof, (and without the consent of CLI or any other CLI Entity), Depositary shall honor all instructions received from the Collateral Agent (“Collateral Agent’s Instructions”) concerning the Account.  The Collateral Agent’s Instructions on any day shall be limited to a single set of wire instructions with respect to collected funds in the Account as of the close of the immediately preceding business day for each Managed Equipment Lender or as otherwise agreed by the Collateral Agent in its sole discretion, subject to paragraph 3 hereof.

For purposes hereof, the “Effective Time” shall be the opening of business on the second business day next succeeding the business day on which a notice purporting to be signed by the Collateral Agent in substantially the same form as Exhibit A, attached hereto, with a copy of this Agreement attached thereto (a “Shifting Control Notice”), is actually received by one of the individual employees of Depositary to whom the notice is required hereunder to be addressed; provided, that a “business day” is any day other than a Saturday, Sunday or other day on which Depositary is or is authorized or required by law to be closed.  The Collateral Agent hereby agrees that it will give written notice to each of the other parties hereto of its delivery of any Shifting Control Notice to the Depositary pursuant to the terms of this Agreement.

Notwithstanding the foregoing:  (i) all transactions involving or resulting in a transaction involving the Account duly commenced by Depositary or any affiliate prior to the Effective Time and so consummated or processed thereafter shall be deemed not to constitute a violation of this Agreement; and (ii) Depositary and/or any affiliate may (at its discretion and without any obligation to do so) (x) cease honoring CLI’s instructions and/or commence honoring solely Collateral Agent’s Instructions concerning the Account (in each case, only with respect to the Gross Revenues or Net Operating Income (as applicable) allocable to the Containers owned by the Managed Equipment Owner identified in such Shifting Control Notice) at any time or from time to time after it becomes aware that the Collateral Agent has sent to it a Shifting Control Notice but prior to the Effective Time therefor (including without limitation halting, reversing or redirecting any transaction referred to in clause (i) above), or (y) deem a Shifting Control Notice to be received by it for purposes of the foregoing paragraph prior to the specified individual’s actual receipt if otherwise actually received by Depositary (or if such Shifting Control Notice contains minor mistakes or other irregularities but otherwise complies with the form attached hereto as Exhibit A or does not attach an appropriate copy of this Agreement), with no liability whatsoever to CLI or any other party for doing so.

3.                                       This Agreement supplements, rather than replaces, Depositary’s deposit account agreement, terms and conditions and other standard documentation in effect from time to time with respect to the Account or services provided in connection with the Account (the “Account Documentation”), which Account Documentation will continue to apply to the Account and such services, and the respective rights, powers, duties, obligations, liabilities and responsibilities of the parties thereto and hereto, to the extent not expressly conflicting with the provisions of this Agreement (however, in the event of any such conflict, the provisions of this Agreement shall control).  Prior to issuing any Collateral Agent’s Instructions on or after the Effective Time, the Collateral Agent shall provide Depositary with such Account Documentation as Depositary may reasonably request to establish the identity and authority of the individuals issuing instructions on behalf of the Managed Equipment Lenders.  The Collateral Agent may request the Depositary to provide other services (such as automatic daily transfers) with respect to the Account on or after the Effective Time; however, if such services are not authorized or otherwise covered under the Account Documentation, Depositary’s decision to provide any such services shall be made in its sole discretion (including without limitation being subject to CLI, the Collateral Agent and/or any Managed Equipment Lenders executing such Account Documentation or other documentation as Depositary may require in connection therewith).

4.                                       Depositary agrees not to exercise or claim any right of offset, banker’s lien or other right against the Account until such time as each of the CLI Funding Obligations have been irrevocably paid in full in cash and except with respect to (i) returned or charged-back items, (ii) reversals or cancellations of payment orders and other electronic fund transfers, (iii) Depositary’s charges, fees and expenses with respect to the Account or the services provided hereunder or (iv) overdrafts in the Account.

5.                                       Notwithstanding anything to the contrary in this Agreement:  (i) Depositary shall have only the duties and responsibilities with respect to the matters set forth herein as is expressly set forth in writing herein and shall not be deemed to be an agent, bailee or fiduciary for any party hereto; (ii) Depositary shall be fully protected in acting or refraining from acting in good faith without investigation on any notice (including without limitation a Shifting Control Notice), instruction or request purportedly furnished to it by CLI or the Collateral Agent in accordance with the terms hereof, in which case the parties hereto agree that Depositary has no duty to make any further inquiry whatsoever; (iii) it is hereby acknowledged and agreed that Depositary has no knowledge of (and is not required to know) the terms and provisions of the separate agreement(s) referred to in paragraph 1 above or any other related documentation or whether any actions by the Collateral Agent (including without limitation the sending of a Shifting Control Notice or Collateral Agent’s Instructions), CLI or any other person or entity are permitted or a  breach thereunder or consistent or inconsistent therewith; (iv) Depositary shall not be liable to any party hereto or any other person for any action or failure to act under or in connection with this Agreement except to the extent such conduct constitutes its own willful misconduct or gross negligence (and to the maximum extent permitted by law, shall under no circumstances be liable for any incidental, indirect, special, consequential or punitive damages); and (v) Depositary shall not be liable for losses or delays caused by force majeure, interruption or malfunction of computer, transmission or communications facilities, labor difficulties, court order or decree, the commencement of bankruptcy or other similar proceedings or other matters beyond Depositary’s reasonable control.

6.                                       CLI hereby agrees to indemnify, defend and save harmless Depositary against any loss, liability or expense (including reasonable fees and disbursements of counsel who may be an employee of Depositary) (collectively, “Covered Items”) incurred in connection with this Agreement or the Account (except to the extent due to Depositary’s willful misconduct or gross negligence) or any interpleader proceeding relating thereto or incurred at CLI’s direction or instruction.  To the extent not indemnified by CLI, each Managed Equipment Lender, jointly and severally (except as limited by the terms of the Intercreditor Agreement and, in the case of the Trustee, only to the extent moneys are available therefor in accordance with the related Indenture and without reducing the amount available for indemnity of the Trustee under such Indenture) hereby agrees to indemnify, defend and save harmless Depositary against any Covered Items (except to the extent due to Depositary’s willful misconduct or gross negligence) incurred (i) as a result of Depositary’s honoring any Collateral Agent’s Instructions, or (ii) due to any claim by any Managed Equipment Lender of an interest in the Account or the funds on deposit herein.

7.                                       Depositary may terminate this Agreement (a) in its discretion upon the sending of at least thirty (30) days’ advance written notice to the other parties hereto or (b) because of a material breach by CLI, the Collateral Agent or any Managed Equipment Lender of any of the terms of this Agreement or the Account Documentation, upon the sending of at least ten (10) days’ advance written notice to the other parties hereto.  Any other termination or any amendment or waiver of this Agreement shall be effected solely by an instruction in writing executed by all the parties hereto.  The provisions of paragraphs 5 and 6 above shall survive any such termination.

8.                                       CLI shall compensate Depositary for the opening and administration of the Account and services provided hereunder in accordance with Depositary’s fee schedules from time to time in effect.  Payment will be effected by a direct debit to the Account.

9.                                       This Agreement:  (i) may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instruction; (ii) shall become effective when counterparts hereof have been signed and delivered by the parties hereto; and (iii) shall be governed by and construed in accordance with the laws of the State of New York.  All parties hereby waive all rights to a trial by jury in any action or proceeding relating to the Account or this Agreement.  To the extent that any party hereto has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether from service or notice, attachment prior to judgment, attachment in aid of execution of a judgment, execution or otherwise), each party hereby irrevocably waives such immunity in respect of its obligations under this Agreement.  For purposes of Section 9-304 of the Uniform Commercial Code as in effect in the State of New York, the parties agree that the jurisdiction of Depositary is the State of New York.  All notices under this Agreement shall be in writing and sent (including via facsimile transmission) to the parties hereto at their respective addresses or fax numbers set forth below (or to such other address or fax number as any such party shall designate in writing to the other parties from time to time).

(Remainder of page intentionally left blank)

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

CONTAINER LEASING INTERNATIONAL, LLC,

(D/B/A CARLISLE LEASING INTERNATIONAL, LLC)

in its capacity as a Managed Equipment Owner and manager of certain Containers

By:
Name:
Title:

Address:		with a copy to:
One Maynard Drive		One Maynard Drive
Park Ridge, NJ 07656		Park Ridge, NJ 07656
Attention: Daniel DeBlasio		Attention: Lisa Leach, Esq.

Phone:	201-391-0800	Phone:	201-391-0800
Fax:	201-391-0356	Fax:	201-391-0356

CLI FUNDING LLC,

in its individual capacity as a Managed Equipment Owner

By:
Name:
Title:

Address:		with a copy to:
One Maynard Drive		One Maynard Drive
Park Ridge, NJ 07656		Park Ridge, NJ 07656
Attention: Daniel DeBlasio		Attention: Lisa Leach, Esq.

Phone:	201-391-0800	Phone:	201-391-0800
Fax:	201-391-0356
		Fax:	201-391-0356

DEUTSCHE BANK TRUST COMPANY AMERICAS,

in its capacity as administrative agent on behalf of several financial institutions party to the Revolving Credit Agreement

By:
Name:
Title:

Address: with a copy to:

60 Wall Street, MS NYC60-0208

New York, New York 10005

Attention: Evelyn Thierry

BANK OF AMERICA, N.A.,

as Depositary

By:
Name:
Title:

Address: with a copy to:		with a copy to:
100 Federal Street		Bingham McCutchen, LLP
Boston, MA 02110		150 Federal Street
Boston, MA 02110
Phone:	617-434-3066	Phone:	617-951-8288
Fax:	617-434-1955	Fax:	617-951-8736
Attention: Victor Garcia		Attention: Amy Kyle

U.S. BANK NATIONAL ASSOCIATION,

not in its individual capacity but solely as trustee for the secured parties of CLI Funding LLC

By:
Name:
Title:

Address:		with a copy to:
60 Livingston Avenue		U.S. Bank Corporate Trust Services
St. Paul, MN 55107-2292		EP-MN-WS3D
Attention: Structured Finance/CLI Funding LLC		60 Livingston Avenue
St. Paul, MN 55107-2292
Phone:	651-495-3851	Attention: Eve Kaplan
Fax:	651-495-8090	Phone:	651-495-3851
		Fax:	651-495-8090

U.S. BANK NATIONAL ASSOCIATION,

not in its individual capacity but solely as Collateral Agent

By:
Name:
Title:

Address:		with a copy to:
60 Livingston Avenue		U.S. Bank Corporate Trust Services
St. Paul, MN 55107-2292		EP-MN-WS3D
Attention: Structured Finance/CLI Funding LLC		60 Livingston Avenue
St. Paul, MN 55107-2292
Phone:	651-495-3851	Attention: Eve Kaplan
Fax:	651-495-8090	Phone:	651-495-3851
		Fax:	651-495-8090

EXHIBIT A

[to be placed on Collateral Agent letterhead]

BLOCKED ACCOUNT AGREEMENT

SHIFTING CONTROL NOTICE

                                               ,

Bank of America, N.A.

100 Federal Street

Boston, MA  02110

Attention:

Re:

Blocked Account Control Agreement dated as of August 24, 2006 (the “Agreement”) by and among Container Leasing International, LLC (d/b/a Carlisle Leasing International, LLC), CLI Funding LLC, U.S. Bank National Association (as trustee and collateral agent) and Deutsche Bank Trust Companies Americas.

Ladies and Gentlemen:

This constitutes a Shifting Control Notice with respect to the following Manager Collection Account(s):  [insert bank and account details], relating to [the Gross Revenues/Net Operating Income] allocable to the Containers owned by the following Managed Equipment Owner:  [insert name of CLI or one of the CLI Entities] as referred to in paragraph 2 of the Agreement, a copy of which is attached hereto.

U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity, but solely as Collateral Agent

By:
Signature

Name:

Title:

D-12-i